Approved
                                      by the Annual General Shareholders Meeting
                                             of OJSC Rostelecom on June 15, 2003
                                               Minutes No. 1 dated June 20, 2003

                                              __________________________________

                                    Chairman of the General Shareholders Meeting


                                   Amendments
                               to the Regulations
                          on the Board of Directors of
                    OJSC Rostelecom (restated version No. 2)
               approved by the Annual General Shareholders Meeting
     of OJSC Rostelecom on June 1, 2002 (Minutes No. 1, dated June 10, 2002)

1. Restate Clause 7.1 as follows: "For the period of performance by the members of the Board of Directors of their duties, the Company shall remunerate them and compensate costs connected with the performance by members of the Board of Directors of their functions."